Exhibit 10.29
SUBLEASE
     This agreement is made and entered into as of November 12, 2007, by and between All American Cooperative, a Minnesota corporation, part of the first part, Sublessor, and MinnErgy, LLC, a Minnesota corporation, part of the second part, Sublessee.
     WITNESSETH:
     That the said party of the first party, in consideration of the rents and covenants hereinafter mentioned, does hereby demise, lease and let unto the said party of the second part, and the said party of the second part does hereby hire and take from the said party of the first part the area now known as the Office area, contained approximately 1000 square feet (which area may be enlarged or modified from time to time by agreement of the parties), situated in the premises situation at 8th Front Street Eyota, MN.
     TO HAVE AND TO HOLD the above rented premises unto the said Sublessee, its successors and assigns, just as they are, without any liability or obligation on the part of said Sublessor or said Lessors of making any alterations, improvements or repairs of any kind on or about said premises, except as expressly provided herein, for and during month to month until terminated by either party by thirty (30) days written notice, for the following purposes, to-wit: offices and manufacturing and other lawful uses.
     And the said Sublessee agrees to and with the said Sublessor to pay as rent for the subleased premises the sum of Six Hundred and no/100 Dollars ($600.00) per month, for the full term of this sublease. Such rent shall be paid monthly in advance.
     This Sublease is subject to all applicable provisions of the Lease, and the Sublessee, for itself, its successors and assigns, hereby covenants with the Sublessor, its successors and assigns, that it will perform all covenants and agreements contained in numbered sections 3 through 10, 11 (b), (c), and (d), 12, 13, and 15, of the Lease, to the extent applicable to the subleased premises.
     IT WITNESS WHEREOF, the parties hereto have executed this agreement, effective the day and year first above written.

All American Cooperative		MinnErgy, LLC

By	/s/ Glenn M. Lutteke	By	/s/ Ron Scherbring
Ron Scherbring, President